Exhibit 99.1
UNITED NATURAL FOODS, INC. REPORTS
FIRST QUARTER FISCAL 2025 RESULTS
Providence, RI - December 10, 2024 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today reported financial results for the first quarter of fiscal 2025 (13 weeks) ended November 2, 2024.
First Quarter Fiscal 2025 Performance (comparisons to first quarter fiscal 2024)
•Net sales increased 4.2% to $7.9 billion
•Net loss of $21 million; Loss per diluted share (EPS) of $(0.35)
•Adjusted EBITDA(1) increased 14.5% to $134 million
•Adjusted EPS(1) increased to $0.16
Recent Financial and Operational Summary
•Raising full-year outlook for all financial metrics other than capital spending
•Improvement initiatives and lean management routines drove 14.5% Adjusted EBITDA growth and $170 million improvement in free cash flow(1) compared to the prior year quarter
•Continuing to execute upon recently announced multi-year strategy
◦Value creation initiatives led to new business gains with existing customers
◦Revamped commercial go-to-market strategy continuing to be rolled out
◦Significant network optimization progress across distribution network
▪Announced pending closure of Ft. Wayne DC; completed Bismarck and Billings DC closures
▪Moved natural volumes from York to larger, soon-to-be automated Manchester DC
◦Created incremental efficiencies through further organizational streamlining
“Our performance this quarter represents a solid start to fiscal 2025 and serves as an early proof point of our recently introduced multi-year strategic plan predicated upon bringing value to our customers and suppliers while enhancing our efficiency, improving free cash flow and reducing net leverage,” said Sandy Douglas, UNFI’s CEO.
“We’re encouraged by positive volume trends attributable to new business with existing customers and new customer additions. This volume strength primarily reflects successful execution by our customer base, supported by UNFI’s value-added positioning and unique go-to-market strategy. We remain focused on operational execution, driving efficiencies and delivering strengthening service levels to customers and suppliers during the important holiday selling season.”
First Quarter Fiscal 2025 Summary

	13-Week Period Ended		Percent Change
($ in millions, except for per share data)	November 2, 2024	October 28, 2023
Net sales	$7,871	$7,552	4.2%
Chains	$3,294	$3,184	3.5%
Independent retailers	$1,853	$1,899	(2.4)%
Supernatural	$1,835	$1,612	13.8%
Retail	$586	$606	(3.3)%
Other	$666	$646	3.1%
Eliminations	$(363)	$(395)	(8.1)%
Net loss	$(21)	$(39)	N/M
Adjusted EBITDA (1)	$134	$117	14.5%
Loss per diluted share (EPS)	$(0.35)	$(0.67)	N/M
Adjusted earnings (loss) per diluted share (Adjusted EPS) (1)	$0.16	$(0.04)	N/M
Net cash used in operating activities	$(110)	$(254)	N/M
Payments for capital expenditures	$(49)	$(74)	N/M
Free cash flow (1)	$(159)	$(328)	N/M
N/M - not meaningful
(1)Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net sales increased 4.2% in the first quarter of fiscal 2025 compared to the same period in the prior year, primarily driven by a nearly 2% increase in wholesale unit volumes, including the benefit of new business with existing and new customers, as well as inflation.

Gross profit in the first quarter of fiscal 2025 was $1.0 billion, an increase of $8 million, or 0.8%, compared to the first quarter of fiscal 2024. The gross profit rate in the first quarter of fiscal 2025 was 13.2% of net sales compared to 13.6% of net sales in the first quarter of fiscal 2024. The decrease in the gross profit rate was primarily driven by lower product margin rates and business mix partly offset through supplier programs and lower shrink.

Operating expenses in the first quarter of fiscal 2025 were $1,015 million, or 12.9% of net sales, compared to $1,023 million, or 13.5% of net sales, in the first quarter of fiscal 2024. The decrease in operating expenses as a percentage of sales was driven by the benefits from cost saving initiatives and the leveraging impact of higher sales.

Interest expense, net for the first quarter of fiscal 2025 was $36 million compared to $35 million for the first quarter of fiscal 2024.

Effective tax rate for the first quarter of fiscal 2025 was a benefit of 16.7% on pre-tax loss compared to a benefit of 18.8% on pre-tax loss for the first quarter of fiscal 2024.

Net loss for the first quarter of fiscal 2025 was $21 million. Net loss for the first quarter of fiscal 2024 was $39 million.

Net loss per diluted share (EPS) was $(0.35) for the first quarter of fiscal 2025 compared to net loss per diluted share of $(0.67) for the first quarter of fiscal 2024. Adjusted EPS was $0.16 for the first quarter of fiscal 2025 compared to $(0.04) in the first quarter of fiscal 2024.

Adjusted EBITDA for the first quarter of fiscal 2025 was $134 million compared to $117 million for the first quarter of fiscal 2024.

Capital Allocation and Financing Overview
•Free Cash Flow – During the first quarter of fiscal 2025, free cash flow was $(159) million compared to $(328) million in the first quarter of fiscal 2024. Free cash flow for the first quarter of fiscal 2025 reflects net cash used in operating activities of $110 million less payments for capital expenditures of $49 million. Free cash flow in the quarter was lowered by the strategic reduction in the company’s accounts receivable monetization facility of $69 million.
•Leverage – Total outstanding debt, net of cash, was $2.23 billion at the end of the first quarter of fiscal 2025, reflecting an increase of $164 million compared to the end of the fourth quarter of fiscal 2024. The net debt to Adjusted EBITDA leverage ratio was 4.2x as of November 2, 2024.
•Liquidity – As of November 2, 2024, total liquidity was approximately $1.17 billion, consisting of approximately $37 million in cash, plus the unused capacity of approximately $1.14 billion under the Company’s asset-based lending facility.

Fiscal 2025 Outlook (1)

The Company is increasing its full-year outlook for all metrics other than Capital and Cloud implementation expenditures:

Fiscal Year Ending August 2, 2025 (52 weeks)	Previous Full Year Outlook Provided October 1, 2024	Updated Full Year Outlook
Net sales ($ in billions)	$30.3 - $30.8	$30.6 - $31.0
Net loss ($ in millions)	$(41) - $(3)	$(31) - $(3)
EPS (2)	$(0.65) - $(0.05)	$(0.45) - $(0.05)
Adjusted EPS (2)(3)(4)	$0.20 - $0.80	$0.40 - $0.80
Adjusted EBITDA (4) ($ in millions)	$520 - $580	$530 - $580
Capital and cloud implementation expenditures (4)(5) ($ in millions)	~ $300	~ $300
Free cash flow (6)	~ $100	> $100

(1)The outlook provided above is for fiscal 2025 only. The outlook is forward-looking, is based on management’s current estimates and expectations and is subject to a number of risks, including many that are outside of management's control. See cautionary Safe Harbor Statement below.
(2)(Loss) earnings per share amounts as presented include rounding.
(3)The Company uses an adjusted effective tax rate in calculating Adjusted EPS. The adjusted effective tax rate is calculated based on adjusted net (loss) income before tax. It also excludes the potential impact of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate provides better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations. The outlook for Adjusted EPS reflects a tax rate of 26%.
(4)The Company is unable to provide a full reconciliation to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items.
(5)Reflects the sum of payments for capital expenditures and cloud technology implementation expenditures. The Company believes that providing this non-GAAP measure provides investors with better visibility to the Company’s total investment spend.
(6)The components of capital and cloud implementation expenditures for fiscal 2025 will be primarily dependent on the nature of certain contracts to be executed. As such, the Company is unable to reconcile the outlook for free cash flow as well as capital and cloud implementation expenditures in fiscal 2025 to the most directly comparable financial measures calculated in accordance with GAAP.

Conference Call and Webcast

The Company’s first quarter fiscal 2025 conference call and audio webcast will be held today, Tuesday, December 10, 2024 at 8:30 a.m. ET. A webcast of the conference call (and supplemental materials) will be available to the public, on a listen only basis, via the internet at the Investors section of the Company’s website www.unfi.com. The call can also be accessed at (888) 660 - 6768 (conference ID 1099581). An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods

UNFI is North America’s premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, eCommerce providers, and foodservice customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. As the largest full-service grocery partner in North America, UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers. To learn more about how UNFI is delivering value for its stakeholders, visit www.unfi.com.

INVESTOR CONTACTS:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144 sbloomquist@unfi.com

Kristyn Farahmand
Senior Vice President, Investor Relations and Corporate Development
612-439-6625 kristyn.farahmand@unfi.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the year ended August 3, 2024 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2024 and other filings the Company makes with the SEC, and include, but are not limited to, our dependence on principal customers; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition, including as a result of the continuing consolidation of retailers and the growth of consumer choices for grocery and consumable purchases; our ability to realize the anticipated benefits of our strategic initiatives; changes in relationships with our suppliers; our ability to operate, and rely on third parties to operate, reliable and secure technology systems; labor and other workforce shortages and challenges; the addition or loss of significant customers or material changes to our relationships with these customers; our ability to realize anticipated benefits of strategic transactions; our ability to continue to grow sales, including of our higher margin natural and organic foods and non-food products; our ability to maintain sufficient volume in our wholesale distribution and services businesses to support our operating infrastructure; our ability to access additional capital; increases in healthcare, pension and other costs under our single employer benefit plan and multiemployer benefit plans; the potential for additional asset impairment charges; our sensitivity to general economic conditions including inflation, changes in disposable income levels and consumer purchasing habits; our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the potential for disruptions in our supply chain or our distribution capabilities from circumstances beyond our control, including due to lack of long-term contracts, severe weather, labor shortages or work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; our ability to maintain food quality and safety; and volatility in fuel costs. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release the non-GAAP financial measures Adjusted EBITDA, adjusted earnings per diluted common share (“Adjusted EPS”), adjusted effective tax rate, free cash flow, net debt to Adjusted EBITDA leverage ratio and capital and cloud implementation expenditures. Adjusted EPS is a consolidated measure, which the Company reconciles by adding Net income attributable to UNFI plus the LIFO charge or benefit, Goodwill impairment benefits and charges, Restructuring, acquisition, and integration related expenses, gains and losses on sales of assets, certain legal charges and gains, surplus property depreciation and interest expense, losses on debt extinguishment, the impact of diluted shares when GAAP earnings is presented as a loss and non-GAAP earnings represent income, and the tax impact of adjustments and the adjusted effective tax rate, which tax impact is calculated using the adjusted effective tax rate, and certain other non-cash charges or items, as determined by management. The non-GAAP adjusted effective tax rate excludes the potential impact of changes to various uncertain tax positions and valuation allowances, as well as tax impacts related to the vesting of share-based compensation awards. The non-GAAP Adjusted EBITDA measure is a consolidated measure which the Company reconciles by adding Net (loss) income including noncontrolling interests, less Net income attributable to noncontrolling interests, plus Non-operating income and expenses, including Net periodic benefit income, excluding service cost, Interest expense, net and Other (income) expense, net, plus (Benefit) provision for income taxes and Depreciation and amortization all calculated in accordance with GAAP, plus adjustments for Share-based compensation, non-cash LIFO charge or benefit, Restructuring, acquisition and integration related expenses, Goodwill impairment charges, Loss (gain) on sale of assets and other asset charges, certain legal charges and gains, and certain other non-cash charges or other items, as determined by management. The non-GAAP free cash flow measure is defined as net cash used in operating activities less payments for capital expenditures. The non-GAAP net debt to Adjusted EBITDA leverage ratio is defined as the total carrying value of the Company’s outstanding short- and long-term debt and finance lease liabilities less net cash and cash equivalents, the sum of which is divided by the trailing four quarters Adjusted EBITDA. The non-GAAP capital and cloud implementation expenditures measure is defined as the sum of payments for capital expenditures and cloud technology implementation expenditures.

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures and the calculation of net debt to Adjusted EBITDA leverage are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting the non-GAAP financial measures Adjusted EBITDA and Adjusted EPS aids in making period-to-period comparisons, assessing the performance of the Company’s business and understanding the underlying operating performance and core business trends by excluding certain adjustments not expected to recur in the normal course of business or that are not meaningful indicators of actual and estimated operating performance. The inclusion of free cash flow assists investors in understanding the cash generating ability of the Company separate from cash generated by the sale of assets. Net debt to Adjusted EBITDA leverage ratio is a commonly used metric that assists investors in understanding and evaluating the Company’s capital structure and changes to its capital structure over time. The Company believes that providing non-GAAP capital and cloud implementation expenditures provides investors with better visibility into the Company's total investment expenditures. The components of capital and cloud implementation expenditures for fiscal 2025 will be primarily dependent on the nature of certain contracts to be executed. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2025 fiscal year to the comparable periods in the 2024 fiscal year and to internally prepared projections. These non-GAAP financial measures may differ from similarly titled measures of other companies.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except for per share data)

	13-Week Period Ended
	November 2, 2024	October 28, 2023
Net sales	$7,871	$7,552
Cost of sales	6,833	6,522
Gross profit	1,038	1,030
Operating expenses	1,015	1,023
Restructuring, acquisition and integration related expenses	12	4
Loss on sale of assets and other asset charges	6	19
Operating income (loss)	5	(16)
Net periodic benefit income, excluding service cost	(5)	(3)
Interest expense, net	36	35
Other income, net	(2)	—
Loss before income taxes	(24)	(48)
Benefit for income taxes	(4)	(9)
Net loss including noncontrolling interests	(20)	(39)
Less net income attributable to noncontrolling interests	(1)	—
Net loss attributable to United Natural Foods, Inc.	$(21)	$(39)

Basic loss per share	$(0.35)	$(0.67)
Diluted loss per share	$(0.35)	$(0.67)

Weighted average shares outstanding:
Basic	59.6	58.7
Diluted	59.6	58.7

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except for par values)

	November 2, 2024	August 3, 2024
ASSETS
Cash and cash equivalents	$37	$40
Accounts receivable, net	1,103	953
Inventories, net	2,402	2,179
Prepaid expenses and other current assets	201	230
Total current assets	3,743	3,402
Property and equipment, net	1,800	1,820
Operating lease assets	1,499	1,370
Goodwill	19	19
Intangible assets, net	631	649
Deferred income taxes	86	87
Other long-term assets	188	181
Total assets	$7,966	$7,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,906	$1,688
Accrued expenses and other current liabilities	278	288
Accrued compensation and benefits	156	197
Current portion of operating lease liabilities	180	181
Current portion of long-term debt and finance lease liabilities	10	11
Total current liabilities	2,530	2,365
Long-term debt	2,244	2,081
Long-term operating lease liabilities	1,393	1,263
Long-term finance lease liabilities	11	12
Pension and other postretirement benefit obligations	15	15
Other long-term liabilities	148	151
Total liabilities	6,341	5,887
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5.0 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100.0 shares; 62.4 shares issued and 59.9 shares outstanding at November 2, 2024; 62.0 shares issued and 59.5 shares outstanding at August 3, 2024	1	1
Additional paid-in capital	638	635
Treasury stock at cost	(86)	(86)
Accumulated other comprehensive loss	(45)	(47)
Retained earnings	1,117	1,138
Total United Natural Foods, Inc. stockholders’ equity	1,625	1,641
Noncontrolling interests	—	—
Total stockholders’ equity	1,625	1,641
Total liabilities and stockholders’ equity	$7,966	$7,528

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	13-Week Period Ended
(in millions)	November 2, 2024	October 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss including noncontrolling interests	$(20)	$(39)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	80	78
Share-based compensation	7	6
Gain on sale of assets	(1)	(7)
Long-lived asset impairment charges	—	21
Net pension and other postretirement benefit income	(5)	(3)
LIFO charge	7	7
Provision for losses on receivables	1	—
Non-cash interest expense and other adjustments	1	2
Changes in operating assets and liabilities
Accounts and notes receivable	(149)	(126)
Inventories	(230)	(364)
Prepaid expenses and other assets	79	(8)
Accounts payable	224	168
Accrued expenses and other liabilities	(104)	11
Net cash used in operating activities	(110)	(254)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(49)	(74)
Proceeds from dispositions of assets	4	9
Payments for investments	(2)	(7)
Net cash used in investing activities	(47)	(72)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under revolving credit line	339	597
Repayments of borrowings under revolving credit line	(176)	(257)
Repayments of long-term debt and finance leases	(4)	(6)
Payments of employee restricted stock tax withholdings	(4)	(6)
Distributions to noncontrolling interests	(1)	(1)
Other	—	(1)
Net cash provided by financing activities	154	326
EFFECT OF EXCHANGE RATE ON CASH	—	—
NET DECREASE IN CASH AND CASH EQUIVALENTS	(3)	—
Cash and cash equivalents, at beginning of period	40	37
Cash and cash equivalents, at end of period	$37	$37
Supplemental disclosures of cash flow information:
Cash paid for interest	$48	$44
Cash refunds for federal, state, and foreign income taxes, net	$(2)	$(12)
Leased assets obtained in exchange for new operating lease liabilities	$183	$39
Leased assets obtained in exchange for new finance lease liabilities	$1	$—
Additions of property and equipment included in Accounts payable	$14	$18

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (unaudited)
UNITED NATURAL FOODS, INC.

Reconciliation of Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

	13-Week Period Ended
(in millions)	November 2, 2024	October 28, 2023
Net loss including noncontrolling interests	$(20)	$(39)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	(1)	—
Net periodic benefit income, excluding service cost	(5)	(3)
Interest expense, net	36	35
Other income, net	(2)	—
Benefit for income taxes	(4)	(9)
Depreciation and amortization	80	78
Share-based compensation	7	6
LIFO charge	7	7
Restructuring, acquisition and integration related expenses	12	4
Loss on sale of assets and other asset charges (1)	6	19
Business transformation costs (2)	18	15
Other adjustments (3)	—	4
Adjusted EBITDA	$134	$117
(1)The first quarter of fiscal 2024 primarily includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations.
(2)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(3)The first quarter of fiscal 2024 primarily reflects third-party professional service fees related to shareholder negotiations.

Reconciliation of Net loss attributable to United Natural Foods, Inc. to Adjusted net income (loss) and Adjusted EPS (unaudited)

	13-Week Period Ended
(in millions, except per share amounts)	November 2, 2024	October 28, 2023
Net loss attributable to United Natural Foods, Inc.	$(21)	$(39)
Restructuring, acquisition and integration related expenses	12	4
Loss on sale of assets and other asset charges other than losses on sales of receivables (1)	1	14
LIFO charge	7	7
Surplus property depreciation and interest expense (2)	—	1
Business transformation costs (3)	18	15
Other adjustments (4)	—	4
Tax impact of adjustments and adjusted effective tax rate (5)	(7)	(8)
Adjusted net income (loss)	$10	$(2)

Diluted weighted average shares outstanding	61.1	58.7
Adjusted EPS (6)	$0.16	$(0.04)
(1)Loss on sale of assets and other asset charges, as reflected here, does not include losses on sales of receivables under the accounts receivable monetization program, which are included in Loss on sale of assets and other asset charges on the Condensed Consolidated Statements of Operations and are not adjusted in the calculation of Adjusted EPS. The first quarter of fiscal 2024 primarily includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations.
(2)Reflects surplus, non-operating property depreciation and interest expense.
(3)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(4)The first quarter of fiscal 2024 primarily reflects third-party professional service fees related to shareholder negotiations.
(5)Represents the tax effect of the pre-tax adjustments using an adjusted effective tax rate. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.
(6)Adjusted earnings (loss) per share amounts are calculated using actual unrounded figures.

Calculation of net debt to Adjusted EBITDA leverage ratio (unaudited)

(in millions, except ratios)	November 2, 2024
Current portion of long-term debt and finance lease liabilities	$10
Long-term debt	2,244
Long-term finance lease liabilities	11
Less: Cash and cash equivalents	(37)
Net carrying value of debt and finance lease liabilities	2,228
Adjusted EBITDA (1)	$535
Adjusted EBITDA leverage ratio	4.2x
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended November 2, 2024. Refer to the following table for the reconciliation of Adjusted EBITDA trailing four quarters.

Reconciliation of trailing four quarters Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

(in millions)	53-Week Period Ended November 2, 2024
Net loss including noncontrolling interests	$(91)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	(3)
Net periodic benefit income, excluding service cost	(17)
Interest expense, net	163
Other income, net	(4)
Benefit for income taxes	(22)
Depreciation and amortization	321
Share-based compensation	38
LIFO charge	7
Restructuring, acquisition and integration related expenses	44
Loss on sale of assets and other asset charges	44
Business transformation costs	55
Adjusted EBITDA (1)	$535
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended November 2, 2024.

Reconciliation of Net cash used in operating activities to Free cash flow (unaudited)

	13-Week Period Ended
(in millions)	November 2, 2024	October 28, 2023
Net cash used in operating activities	$(110)	$(254)
Payments for capital expenditures	(49)	(74)
Free cash flow	$(159)	$(328)

Reconciliation of Payments for capital expenditures to Capital and cloud implementation expenditures (unaudited)

	13-Week Period Ended
(in millions)	November 2, 2024	October 28, 2023
Payments for capital expenditures	$49	$74
Cloud technology implementation expenditures (1)	4	9
Capital and cloud implementation expenditures	$53	$83
(1)Cloud technology implementation expenditures are included in operating activities in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of estimated 2025 and actual 2024 U.S. GAAP effective tax rate to adjusted effective tax rate (unaudited)

	Estimated Fiscal 2025	Actual Fiscal 2024
U.S. GAAP effective tax rate	20%	20%
Discrete quarterly recognition of GAAP items (1)	12%	20%
Tax impact of other charges and adjustments (2)	(11)%	(24)%
Changes in valuation allowances (3)	5%	5%
Other (4)	—%	—%
Adjusted effective tax rate (4)	26%	21%
Note: As part of the year-end reconciliation, we update the reconciliation of the GAAP effective tax rate for actual results.
(1)Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year deferred tax or payable adjustments. This includes prior-year Internal Revenue Service or other tax jurisdiction audit adjustments.
(2)Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating Adjusted EPS.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.
(4)The Company establishes an estimated adjusted effective tax rate at the beginning of the fiscal year based on the best available information. The Company re-evaluates its estimated adjusted effective tax rate as appropriate throughout the year and adjusts for any material changes. The actual adjusted effective tax rate at the end of the fiscal year is based on actual results and accordingly may differ from the estimated adjusted effective tax rate used during the year.